UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:	May 12, 2010
(Date of earliest event reported):	May 12, 2010

FULTON FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Pennsylvania	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 4887, One Penn Square Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:                                                                                                           717-291-2411
Former name or former address, if changed since last Report:                                                                                            N/A

Check the  appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01 - Regulation FD Disclosure.

 On May 12, 2010, Fulton Financial Corporation ("Fulton") posted a new corporate presentation (the “Corporate Presentation”) on its Investor Information website at www.fult.com. The Corporate Presentation, attached as Exhibit 99.1 and incorporated by reference, updates previously filed presentations and provides an overview of Fulton's strategy and performance.

On May 12, 2010, Fulton issued a press release, attached as Exhibit 99.2 and incorporated by reference, announcing that Fulton will participate in the Bank & Thrift Conference sponsored by Janney Capital Markets on May 13 and 14, 2010 at the Rittenhouse Hotel in Philadelphia, Pennsylvania. R. Scott Smith, Jr., chairman and chief executive officer of Fulton, and Charles J. Nugent, senior executive vice president and chief financial officer, are scheduled to make a presentation on May 13 at 4:00 p.m. in which they will be discussing the strategies and first quarter performance of Fulton. Messrs. Smith’s and Nugent’s presentation will include the Corporate Presentation attached as Exhibit 99.1 and incorporated by reference.

Exhibits 99.1 and 99.2 are being furnished to the SEC and shall not be deemed to be "filed" for any purpose.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description
99.1	Fulton Corporate Presentation
99.2	Fulton Press Release dated May 12, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2010	Fulton Financial Corporation By: /s/ Charles J. Nugent Charles J. Nugent Senior Executive Vice President and Chief Financial Officer